4th Quarter 2023 Earnings Presentation January 23, 2024 1

2 Subtitle Copy Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. Forward Looking Statements 2

3 Subtitle Copy 3 Quarterly Highlights Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 2) Excludes merger, acquisition and disposal expense, amortization of intangible assets, severance expense, pension settlement expense, contingent payment expense, gain on disposal of assets and investment securities gains (losses) Profitability • Net income of $26.1 million ($0.58 per diluted common share) compared to $20.7 million ($0.46 per diluted common share) for the previous quarter, and $34.0 million ($0.76 per diluted common share) for the prior year quarter. • Core earnings(1)(2) of $27.1 million ($0.60 per diluted common share) compared to $27.8 million ($0.62 per diluted common share) for the previous quarter, and $35.3 million ($0.79 per diluted common share) for the prior year quarter. • GAAP efficiency ratio was 68.33% compared to 70.72% for the previous quarter, and 53.23% for the prior year quarter . The non- GAAP efficiency ratio(1)(2) was 66.16% compared to 60.91% for the previous quarter, and 51.46% for the prior year quarter. Income Statement • Net interest margin of 2.45%, compared to 2.55% for the previous quarter, and 3.26% for the prior year quarter. • Pre-tax pre-provision net income(1) was $31.1 million compared to $30.0 million the previous quarter, and $56.6 million for the prior year quarter. • Provision for credit losses was a credit of $3.4 million as compared to a charge of $2.4 million for the previous quarter, and $10.8 million for the prior year quarter. • Non-interest income was down 5% from the previous quarter, and up 16% from the prior year quarter. • Non-interest expense decreased 7% from the previous quarter, and increased 4% the prior year quarter. The previous quarter included $8.2 million from the pension settlement expense. Excluding this item from the previous quarter, total non-interest expense increased 4%. Balance Sheet • Total assets of $14.0 billion, down 1% from the previous quarter. Total assets up 1% year-over-year. • Total loans grew 1% to $11.4 billion compared to the previous quarter, and were relatively unchanged from the prior year quarter. Total commercial real estate and business loans were up 1% quarter-over-quarter, while residential mortgage loans grew 3%. • Deposits were down 1% from the previous quarter. Noninterest-bearing and interest-bearing deposits down 3% and 1% from the previous quarter, respectively. Asset Quality • Non-performing loans to total loans were 0.81% compared to 0.46% for the previous quarter and 0.35% for the prior year quarter. Capital • Risk-based capital ratio of 14.92%, common equity tier 1 risk-based capital ratio of 10.90%, tier 1 risk-based capital ratio of 10.90%, and tier 1 leverage ratio of 9.51%.

4 Subtitle Copy 4th Quarter 2023 Financial Performance 4

5 Subtitle Copy Profitability 5

6 Subtitle Copy Profitability Trends Diluted Earnings Per Share f Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 6 Return on Average Assets Return on Average Common Equity Diluted Core Earnings Per Share(1) $0.76 $1.14 $0.55 $0.46 $0.58 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 $0.79 $1.16 $0.60 $0.62 $0.60 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 0.98% 1.49% 0.70% 0.58% 0.73% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 9.23% 13.93% 6.46% 5.35% 6.70% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

7 Subtitle Copy Profitability Trends Net Income Provision (Credit) for Credit Losses Pre-Tax Pre-Provision Net Income(1) 7 Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” (Do lla rs in m illio n s ) $34.0 $51.3 $24.7 $20.7 $26.1 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 (Do lla rs in m illio n s ) $56.6 $46.9 $38.5 $30.0 $31.1 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 (Do lla rs in m illio n s ) $10.8 $(21.5) $5.1 $2.4 $(3.4) 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Core Earnings(1) (Do lla rs in m illio n s ) $35.3 $52.3 $27.1 $27.8 $27.1 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

8 Subtitle Copy Income Statement 8

Net Interest Income Net Interest Income & Net Interest Margin Source: Company documents 9 • The net interest margin was 2.45% for the current quarter compared to 2.55% for Q3 2023. • Higher rates paid on interest-bearing liabilities, driven by higher market rates, competition for deposits, and customer movement of excess funds out of noninterest-bearing accounts, outpaced the increase in yield on interest-earning assets. • Compared to the linked quarter, the rate paid on interest- bearing liabilities rose 25 basis points, while the yield on interest-earning assets increased 9 basis points, resulting in the quarterly margin compression of 10 basis points. (Do lla rs in th o u s a n d s ) $1 06,643 $97,302 $90,471 $85,081 $81 ,696 3.26% 2.99% 2.73% 2.55% 2.45% Ne t Inte re s t Income Ne t Inte re s t Ma rg in 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Average Balances, Yields and Rates Source: Company documents 10 Average Loans Average Deposits Average Investments Average Borrowings (Do lla rs in m illio n s ) $11,256 $11,388 $11,407 $11,336 $11,287 4.78% 4.99% 5.09% 5.18% 5.25% Average Loans Yield on Average Loans (Gross) 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 (Do lla rs in m illio n s ) $1 ,71 7 $1 ,680 $1 ,639 $1 ,589 $1 ,544 2.11% 2.20% 2.22% 2.25% 2.27% Ave ra ge Inve s tme nts Yie ld on Ave ra ge Inve s tme nts 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 (Do lla rs in m illio n s ) $11 ,026 $11 ,050 $1 0,928 $11 ,077 $11 ,090 1 .02% 1 .50% 1 .88% 2.26% 2.50% Ave ra ge De pos its Ra te on Ave ra ge De pos its 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 (Do lla rs in m illio n s ) $1 ,11 8 $1 ,237 $1 ,468 $1 ,297 $1 ,287 3.68% 4.35% 4.47% 4.35% 4.35% Ave ra ge Borrowings Ra te on Ave ra ge Borrowings 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Source: Company documents 1) QTD as of December 31, 2023 Non-Interest Income Revenue Composition (1) Non-interest Income 11 Wealth Management 56%Mortgage Banking 5% S ervices Charges on Deposits 1 6% Other 1 3% Bank Card Revenue 3% BOLI Income 7% (Dollars in thousands) $ Change vs 4Q 2023 3Q 2023 4Q 2022 Investment Securities Gains/ Losses $ — $ — $ 393 Service Charges on Deposits 2,749 45 330 Mortgage Banking 792 (890) 9 Wealth Management 9,219 (172) 747 BOLI Income 1,207 362 257 Bank Card Revenue 454 4 (9) Other Income 2,139 (180) 536 Total non-interest income $ 16,560 $ (831) $ 2,263 Total: $16.6 Million

Non-Interest Expense Non-interest Expense 12 • Lower salaries and benefits expense due to pension settlement expense of $8.2 million during the previous quarter associated with the termination of the pension plan • Professional fees increased primarily due to a combination of the Company's investments in technology, disposition of fixed assets and operational risk consulting fees. Efficiency Ratio (%) Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” (Dollars in thousands) $ Change vs 4Q 2023 3Q 2023 4Q 2022 Salaries and Employee Benefits $ 35,482 $ (9,371) $ (3,973) Occupancy 4,558 (51) (170) Equipment 3,987 176 128 Marketing 1,242 513 (112) Outside Data Services 3,000 181 293 FDIC Insurance 2,615 282 1,153 Amortization of Intangible Assets 1,403 158 (5) Professional Fees and Services 5,628 1,119 3,055 Other Expense 9,227 1,664 2,398 Total non-interest expense $ 67,142 $ (5,329) $ 2,767 51.46% 56.87% 60.68% 60.91% 66.16% 53.23% 58.55% 64.22% 70.72% 68.33% Efficie ncy Ra tio - Non-GAAP ba s is (1) Efficie ncy Ra tio - GAAP ba s is 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Balance Sheet 13

Balance Sheet Trends Total Assets Loans Held for Investment Total Deposits 14 Source: Company documents (Do lla rs in m illio n s ) $13,833 $14,129 $13,995 $14,135 $14,028 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 (Do lla rs in m illio n s ) $10,953 $11,076 $10,959 $11,151 $10,997 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 (Do lla rs in m illio n s ) $11,397 $11,395 $11,370 $11,300 $11,367 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Deposit Portfolio Deposit Composition (1) 15 Deposit Growth • The Company reduced its total brokered deposits by $240.0 million during the current quarter. Total deposits, excluding brokered deposits, increased by $85.5 million or 1% quarter-over-quarter and represented 92% of the total deposits as of December 31, 2023 compared to 90% at September 30, 2023, reflecting continued stability of the core deposit base. • #1 deposit market share for community banks in combined Washington, D.C. & Baltimore MSAs. Source: Company documents and S&P Global Market Intelligence 1) As of December 31, 2023 Noninterest- Bearing Deposits, 26% MMDA & Other Savings, 36% Interest Bearing Demand, 13% Time Deposits, 25% $11.0 Billion (Dollars in millions) $ Change vs 4Q 2023 3Q 2023 4Q 2022 Noninterest-Bearing Deposits $ 2,914 $ (99) $ (759) MMDA & Other Savings 3,904 154 178 Interest-Bearing Demand 1,464 7 28 Time Deposits 2,715 (216) 596 Total Deposits $ 10,997 (154) $ 43

Insured vs Uninsured Deposits Deposit Breakdown (1) 16 Uninsured Deposits by Type • 38% of uninsured depositors have a lending relationship with the Company. • 72% of uninsured deposits are Business accounts, 43% of which have a lending relationship; 18% of uninsured deposits are Trust accounts, 29% of which have a lending relationship. Source: Company documents and S&P Global Market Intelligence 1) As of December 31, 2023 $3.7, 34% $7.3, 66% Uninsured Insured $2.8, 77% $0.9, 23% Commercial Retail Dollars in Billions Dollars in Billions

Commercial Customers Core Deposit Mix(1) Source: Company documents 1) As of December 31, 2023 17 • 57% of total core deposits are business accounts • Average length of relationship is 9 years • 77% of uninsured deposits were commercial as of 4Q 2023 • No commercial client > 2% of total deposits • Well-diversified portfolio; no significant concentration in one industry or with any single client • Business client relationships were relatively flat in 2023. Time Deposits, 6% Non-interest Bearing Checking, 45% Money Market, 31% Interest Checking, 12% Savings, 6% Total: $5.9 Billion

Source: Company documents 1) As of December 31, 2023 2) Data by NAICS code only available on $4.7 billion of the $5.8 billion total commercial deposits Business Deposit Portfolio by NAICS Business Deposits By Industry (1)(2) 18 Real Estate 17% Services 9% Trade Contractors 6% Professional Services 6% Engineering & Management 6% Building Contractors 6% Organizational Services 5% Insurance 4% Wholesale 4% Nonresidential Lessors 3% Churches 3% Health Services 3% Education 2% Other 26% Total: $4.7 Billion

Retail Customers Core Deposit Mix(1) Source: Company documents 1) As of December 31, 2023 19 • 43% of total core deposits are retail accounts • Average length of retail relationship is 11.4 years • 23% of uninsured deposits were retail as of 4Q 2023 • No retail client > 2% of total deposits • Consumer client relationships saw strong growth in 2023. The number of consumer clients is up 3.63% for the year Time Deposits, 34% Noninterest- Bearing Demand, 8% Money Market, 19% Interest- Bearing Demand, 16% Savings, 23% Total: $4.4 Billion

• Core deposits equaled 90.0% of total interest-earning assets at December 31, 2023 • Stress testing is performed quarterly and includes both systemic and idiosyncratic scenarios • Testing completed at the end of the fourth quarter demonstrates a strong liquidity position with sufficient liquidity in the most severe scenarios Source: Company documents Contingent Liquidity to Uninsured Deposits 20 Liquidity Position

Loan Portfolio, Asset Quality & Reserves (CECL) 21

Source: Company documents 1) As of December 31, 2023; Amounts include PPP loans and net deferred fees/costs in C&I Loan Portfolio Loan Composition(1) 22 Net Loan Change (1) Investor Real Estate 45% Owner- Occupied Real Estate 1 5% AD&C 9% C&I 1 3% Residential Mortgage 1 3% Residential Construction 1 % Consumer 4%Total: $11.4 Billion (Dollars in millions) $ Change vs 4Q 2023 3Q 2023 4Q 2022 Investor Real Estate $ 5,104 $ (33) $ (26) Owner-Occupied Real Estate 1,755 $ (5) $ (20) AD&C 989 $ 50 $ (101) C&I 1,505 $ 50 $ 49 Residential Mortgage 1,475 $ 42 $ 187 Residential Construction 121 $ (39) $ (103) Consumer 418 $ 2 $ (16) Total Loans $ 11,367 $ 67 $ (30) • Commercial Investor Real Estate declined 1% from the previous quarter • Commercial AD&C and commercial business loans and lines grew from the previous quarter by 5% and 3%, respectively

Source: Company documents 1) As of December 31, 2023 Commercial Loans by Type (1) CRE by Collateral Type Business Loans & Owner Occupied R/E 23 Retail 29% Office 14% Residential 12% Apartment Building (5+ units) 14% Hotel 6% Warehouse Space 7% Residential Lot 3% Mixed Use (res. & comm.) 3% Flex (office/warehouse) 3% Industrial Space 2% Automotive Facilities 1% Unimproved Commercial Property 1% Other Misc 5% Construction 13% Other Services 11% Real Estate Rental & Leasing 9% Professional, Scientific & Technical Services 11% Health Care & Social Assistance 8% Educational Services 11% Retail 8% Accommodation & Food Services 5% Wholesale 5% Arts, Entertainment & Recreation 6% Manufacturing 4% Administrative & Support 3% Other Misc 6% Total: $6.1 Billion Total: $3.3 Billion (1)

Source: Company documents 1) As of December 31, 2023 CRE Concentrations (1) Washington DC Baltimore City 24 Apartment Building (5+ units) 35% Retail S pace 1 6% Office Building 1 0% Condo S tructure 8% Mixed Use (res. & comm.) 5% Townhouse S tructure/Lot 5% Warehouse S pace 4% Hotel 4% S ingle Family S tructure 4% Other Misc 9% Apartment Building (5+ units) 1 9% Townhouse S tructure 1 6% Office Building 1 5%Retail S pace 1 4% Mixed Use (res. & comm.) 1 3% Industrial S pace 7% Warehouse S pace 5% S ingle Family S tructure 4% Automotive Facilities 2% Other Misc 5% Total: $978.8 Million Total: $389.0 Million (1)

Source: Company documents 25

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Source: Company documents 27

Source: Company documents 28

Source: Company documents 29

Current Expected Credit Losses – Loans

ACL/Total Loans



(Dollars in thousands)
$136,242
1.20%
$117,613
1.03%
$120,287
1.06%
$123,360
1.09%
$120,865
1.06%
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
Total ACL
ACL/Total Loans

ACL by Loan Type

(Dollars in thousands)	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Investor Real Estate	$ 64,737	$ 56,962	$ 61,087	$ 63,192	$ 61,437
Owner-Occupied Real Estate	11,646	9,876	9,230	8,961	7,537
Commercial AD&C	18,646	11,953	10,200	9,100	8,285
Commercial Business	28,027	25,900	27,914	30,720	31,931
Total Commercial	123,056	104,691	108,431	111,973	109,190
Residential Mortgage	9,424	9,753	9,161	8,499	8,886
Residential Construction	1,337	1,104	850	672	731
Consumer	2,425	2,065	1,845	2,216	2,058
Total Residential and Consumer	13,186	12,922	11,856	11,387	11,675
Allowance for Credit Losses	$ 136,242	$ 117,613	$ 120,287	$ 123,360	$ 120,865

- ACL of $120.9 million or 1.06% of outstanding loans equals 132% of non-performing loans at December 31, 2023
- The reduction in the allowance during the current quarter was attributable to a change in the composition of the loan portfolio, a decline in the probability of an economic recession and updates to other qualitative adjustments used within the reserve calculation. These factors were partially offset by an individual reserve established on an investor commercial real estate loan designated as non-accrual during the current quarter coupled with a slight deterioration in other relevant economic factors in the most recent economic forecast. In addition, during the current quarter the Company reduced its reserve for unfunded commitments by $0.9 million, a result of higher utilization rates on lines of credit.
- Utilized December 2023 Moody's baseline forecast in quantitative model

Source: Company documents

30

Allowance for Credit Losses - Loans: 4Q 2023 31Source: Company documents (Do lla rs in m illio n s ) $123.4 $(2.1) $(1.8) $(5.6) $4.4 $2.6 $120.9 ACL Change in portfolio balances and mix Change in qualitative adjustments- economy Change in qualitative adjustments - concentrations/credit Individual reserves Other, net ACL 12/31/239/30/23

Source: Company documents . Strong Credit Culture and Performance Non-performing Assets / Assets Annualized Net Charge-Offs (Recoveries) / Average Loans Non-performing Loans / Loans Reserves / Loans HFI 32 0.29% 0.34% 0.36% 0.37% 0.65% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 —% (0.01)% 0.06% —% —% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 0.35% 0.41% 0.44% 0.46% 0.81% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1.20% 1.03% 1.06% 1.09% 1.06% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Capital 33

Capital Ratios Tier 1 Common Equity Ratio 34 Tier 1 Capital Ratio Tangible Common Equity Ratio (1)Total Capital Ratio Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 10.23% 10.53% 10.65% 10.83% 10.90% 7.00% 7.00% 7.00% 7.00% 7.00% Tier 1 Common Well Capitalized 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 10.23% 10.53% 10.65% 10.83% 10.90% 8.50% 8.50% 8.50% 8.50% 8.50% Tier 1 Common Well Capitalized 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 14.20% 14.43% 14.60% 14.85% 14.92% 10.50% 10.50% 10.50% 10.50% 10.50% Total Capital Well Capitalized 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 8.18% 8.40% 8.51% 8.42% 8.77% 2.00% 2.00% 2.00% 2.00% 2.00% TCE We ll Ca pita lize d 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Source: Company documents 1) Based on December 31, 2023 SASR closing share price of $27.24 2) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” Capital Strategy Tangible Book Value Per Share (2) 35 • Quarterly dividend currently $0.34 per share. 4.99% (1) annualized dividend yield • 59% of 4Q 2023 earnings returned to shareholders through common dividends$24.64 $25.83 $25.82 $25.80 $26.64 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Appendix 36

Non-GAAP Reconciliation This presentation contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). Sandy Spring Bancorp’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, Sandy Spring Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this presentation consist of the following: • efficiency ratio • tangible common equity • core earnings Efficiency Ratio. Management views the GAAP efficiency ratio as an important financial measure of expense performance and cost management. The ratio expresses the level of non-interest expenses as a percentage of total revenue (net interest income plus total non-interest income). Lower ratios indicate improved productivity. In general, the efficiency ratio is non-interest expenses as a percentage of net interest income plus non-interest income. Non- interest expenses used in the calculation of the non-GAAP efficiency ratio excludes intangible asset amortization and non-recurring or extraordinary items. Non-interest income is adjusted to exclude securities gains and losses and non- recurring or extraordinary items, and net interest income is adjusted to include tax- equivalent income. The measure is different from the GAAP efficiency ratio, which also is presented in this document. The GAAP measure is calculated using non-interest expense and income amounts as shown on the face of the Consolidated Statements of Income. The GAAP and non-GAAP efficiency ratios are reconciled and provided in the following table. Tangible Common Equity. Tangible equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity and tangible assets exclude the balances of goodwill and other intangible assets from stockholder’s equity and total assets, respectively. Management believes that this non-GAAP financial measure provides information to investors that may be useful in understanding our financial condition. Because not all companies use the same calculation of tangible equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. Core Earnings. Core earnings is a non-GAAP financial measure calculated using GAAP amounts. Core earnings reflect net income for the period exclusive of merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, contingent payment expense, severance expense, pension settlement expense, investment securities gains, and gain on asset sales, in each case net of tax. Management believes that this non- GAAP financial measure provides helpful information to investors in understanding the Company’s core operating earnings and provides a better comparison of period-to-period operating performance of the Company. 37

Reconciliation of Non-GAAP Financial Measures - QTD

(Dollars in thousands)	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Pre-tax pre-provision income (Non-GAAP)					
Pre-tax pre-provision income:	$ 33,980	$ 51,253	$ 24,745	$ 20,746	$ 26,100
Net income					
Plus/(less) non-GAAP adjustments:					
Income taxes	11,784	17,231	8,711	6,890	8,459
Provision/(credit) for credit losses	10,801	(21,536)	5,055	2,365	(3,445)
Pre-tax pre-provision net income	$ 56,565	$ 46,948	$ 38,511	$ 30,001	$ 31,114
Efficiency ratio - GAAP basis					
Non-interest expenses	$ 64,375	$ 66,305	$ 69,136	$ 72,471	$ 67,142
Net interest income plus non-interest income	120,940	113,253	107,647	102,472	98,256
Efficiency ratio - GAAP basis	53.23 %	58.55 %	64.22 %	70.72 %	68.33 %
Efficiency ratio - Non-GAAP basis					
Non-interest expenses	$ 64,375	$ 66,305	$ 69,136	$ 72,471	$ 67,142
Less non-GAAP adjustments:					
Amortization of intangible assets	1,408	1,306	1,269	1,245	1,403
Severance expense	—	—	1,939	—	—
Pension settlement expense	—	—	—	8,157	—
Contingent payment expense	—	36	—	—	—
Non-interest expenses - as adjusted	$ 62,967	$ 64,963	$ 65,928	$ 63,069	$ 65,739
Net interest income plus non-interest income	$ 120,940	$ 113,253	$ 107,647	$ 102,472	$ 98,256
Plus non-GAAP adjustment:					
Tax-equivalent income	1,032	970	1,006	1,068	1,113
Less non-GAAP adjustments:					
Investment securities gains/(losses)	(393)	—	—	—	—
Net interest income plus non-interest income - as adjusted	$ 122,365	$ 114,223	$ 108,653	$ 103,540	$ 99,369
Efficiency ratio - Non-GAAP basis	51.46 %	56.87 %	60.68 %	60.91 %	66.16 %

Source: Company documents

38

Tangible Common Equity-QTD Source: Company documents 39 (Dollars in thousands except per share data) 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Tangible common equity ratio: Total stockholders' equity $ 1,483,768 $ 1,536,865 $ 1,539,032 $ 1,537,914 $ 1,588,142 Goodwill (363,436) (363,436) (363,436) (363,436) (363,436) Other intangible assets, net (19,855) (18,549) (17,280) (16,035) (28,301) Tangible common equity $ 1,100,477 $ 1,154,880 $ 1,158,316 $ 1,158,443 $ 1,196,405 Total assets $ 13,833,119 $ 14,129,007 $ 13,994,545 $ 14,135,085 $ 14,028,172 Goodwill (363,436) (363,436) (363,436) (363,436) (363,436) Other intangible assets, net (19,855) (18,549) (17,280) (16,035) (28,301) Tangible assets $ 13,449,828 $ 13,747,022 $ 13,613,829 $ 13,755,614 $ 13,636,435 Common shares outstanding 44,657,054 44,712,497 44,862,369 44,895,158 44,913,561 Tangible common equity ratio 8.18% 8.40% 8.51% 8.42% 8.77 % Book value per common share $ 33.23 $ 34.37 $ 34.31 $ 34.26 $ 35.36 Tangible book value per common share $ 24.64 $ 25.83 $ 25.82 $ 25.80 $ 26.64

Core Earnings - QTD Source Company documents 40 (Dollars in thousands except per share data) 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Core Earnings: Net income(GAAP) $ 33,980 $ 51,253 $ 24,745 $ 20,746 $ 26,100 Plus/(less) non-GAAP adjustments (net of tax): Amortization of intangible assets 1,049 973 946 932 1,047 Investment securities gains/(losses) 293 — — — — Severance Expense — — 1,445 — — Pension settlement expense — — — 6,088 — Contingent payment expense — 27 — — — Core earnings (non-GAAP) $ 35,322 $ 52,253 $ 27,136 $ 27,766 $ 27,147 Core return on average assets (non-GAAP) Average assets (GAAP) $13,769,472 $13,949,276 $14,094,653 $14,086,342 $14,090,423 Return on average assets (GAAP) 0.98% 1.49% 0.70% 0.58% 0.73 % Core return on average assets (non-GAAP) 1.02% 1.52% 0.77% 0.78% 0.76 % Weighted average common shares outstanding - diluted (GAAP) 44,828,827 44,872,582 44,888,759 44,960,455 45,009,574 Earning per diluted common share (GAAP) $ 0.76 $ 1.14 $ 0.55 $ 0.46 $ 0.58 Core earnings per diluted common share (non-GAAP) $ 0.79 $ 1.16 $ 0.60 $ 0.62 $ 0.60